WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer

and

PRINCIPAL GLOBAL INVESTORS, LLC,
Sub-Servicer

SUB-SERVICING AGREEMENT

Dated as of August 1, 2015

Citigroup Commercial Mortgage Securities Inc.,
Commercial Mortgage Pass-Through Certificates, Series 2015-P1

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ii

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This is a Sub-Servicing Agreement (the “Agreement”), dated as of August 1, 2015, by and between PRINCIPAL GLOBAL INVESTORS, LLC, a limited liability company having an office at 801 Grand Avenue, Des Moines, Iowa 50392-1450, and its successors and assigns (the “Sub-Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at MAC D1086, 550 South Tryon Street, 14th Floor, Charlotte, North Carolina 28202, and its successors and assigns (the “Master Servicer”).

W I T N E S S E T H:

WHEREAS, Citigroup Commercial Mortgage Securities Inc. (the “Depositor”), the Master Servicer, as Master Servicer, LNR Partners, LLC, as special servicer (the “Special Servicer”), Park Bridge Lender Services LLC, as operating advisor (the “Operating Advisor”), Citibank, N.A., as certificate administrator (the “Certificate Administrator”), Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and Wells Fargo Bank, National Association, as custodian (the “Custodian”), have entered into that certain Pooling and Servicing Agreement dated as of August 1, 2015, as amended, modified and restated from time to time (the “Pooling and Servicing Agreement”), whereby the Master Servicer shall master service certain mortgage loans on behalf of the Trustee; and

WHEREAS, the Master Servicer desires to enter into a contract with the Sub-Servicer whereby the Sub-Servicer shall service the mortgage loan or mortgage loans, as applicable, listed on Exhibit A (the “Mortgage Loan Schedule”) attached hereto (hereinafter referred to as the “Mortgage Loans”) on behalf of the Master Servicer.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Master Servicer and the Sub-Servicer hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01          Defined Terms.

Unless otherwise specified in this Agreement, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. As used herein, the following terms have the meanings assigned to them in this Section 1.01:

“Available Distribution Amount” shall mean, with respect to any date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Sub-Servicer Collection Account as of such date, (ii) the aggregate of all other amounts received with respect to the Mortgage Loans as of such date to the extent not previously remitted to the Master Servicer and (iii) the aggregate amount of Prepayment Interest Shortfalls deposited by the Sub-Servicer in the Sub-Servicer Collection Account as required by Section 3.13 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(19) of this Agreement, to the extent not previously remitted to the Master Servicer, net of (b) the portion of the amount described in subclause (a) of this definition that represents one or more of the following: (i) Escrow Payments (other than Escrow Payments that are to be used to reimburse the Master

Servicer for Property Advances) or (ii) any amounts that the Sub-Servicer is entitled to retain as compensation pursuant to Section 3.12 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(17) of this Agreement.

“Collection Report” shall mean the monthly report prepared by the Sub-Servicer setting forth, with respect to the Mortgage Loans, the information described on Exhibit G attached hereto.

“Mortgage Loans” shall have the meaning specified in the recitals hereto.

“Mortgage Loan Schedule” shall have the meaning specified in the recitals hereto.

“Sub-Servicer Collection Account” shall have the meaning specified in Section 3.01(c)(8) of this Agreement.

“Sub-Servicer Remittance Date” shall mean the first Business Day after each Determination Date.

“Sub-Servicing Fee” shall mean, with respect to each Mortgage Loan, the fee payable to the Sub-Servicer pursuant to Section 3.01(c)(17) of this Agreement.

“Sub-Servicing Fee Rate” shall mean, with respect to each Mortgage Loan, the rate that corresponds to such Mortgage Loan set forth on Exhibit A hereto under the heading “Sub-Servicing Fee %.”

“Task List” shall mean the task list attached hereto as Exhibit L.

ARTICLE II

MASTER SERVICER’S ENGAGEMENT OF SUB-SERVICER
TO PERFORM SERVICING RESPONSIBILITIES

Section 2.01          Contract for Servicing; Possession of Loan Documents.

The Master Servicer, by execution and delivery of this Agreement, does hereby contract with the Sub-Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On and after the Closing Date, the Sub-Servicer shall hold any portion of the Servicing File or the Mortgage File (including without limitation, any original letter of credit) in the possession of the Sub-Servicer in trust by the Sub-Servicer, on behalf of the Master Servicer for the benefit of the Trustee. The Sub-Servicer’s possession of any portion of the Servicing File or the Mortgage File shall be at the will of the Master Servicer and the Trustee for the sole purpose of facilitating the servicing or the supervision of servicing of the Mortgage Loans pursuant to this Agreement, and such retention and possession by the Sub-Servicer shall be in a custodial capacity only. Any portion of the Servicing File or the Mortgage File retained by the Sub-Servicer shall be identified to reflect clearly the ownership of the Mortgage Loans by the Trustee. The Sub-Servicer shall release from its custody any Mortgage File retained by it only in accordance with this Agreement and, to the extent incorporated herein, the Pooling and Servicing Agreement. Within 20 days following the Closing Date the Sub-Servicer shall provide to the

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Master Servicer a certification executed by a duly authorized officer of the Sub-Servicer, certifying to the Master Servicer as to the original letters of credit held by the Sub-Servicer and identifying the letters of credit, the amounts of the letters of credit and the Mortgage Loans to which they relate. The Sub-Servicer shall provide to the Master Servicer as soon as practicable after request therefor by the Master Servicer a copy of any documents held by it with respect to the Mortgage Loans. Upon request, without limiting any obligation in any other provision in this Agreement, during the term of this Agreement, the Sub-Servicer will also provide to the Master Servicer copies of any lease, amendments and other documents related to the Mortgaged Properties securing any Mortgage Loan or related to any Mortgage Loan.

ARTICLE III

SERVICING OF THE MORTGAGE LOANS

Section 3.01          Sub-Servicer to Service.

(a)           The Sub-Servicer, as an independent contractor, shall service and administer the Mortgage Loans in a manner consistent with the Servicing Standard under the Pooling and Servicing Agreement.

(b)           The Sub-Servicer shall perform, on behalf of the Master Servicer, all of the obligations of the Master Servicer (with respect to the Mortgage Loans subject to this Agreement) as set forth in those sections of the Pooling and Servicing Agreement specifically incorporated herein pursuant to Section 3.01(c) of this Agreement (the “Incorporated Sections”), as modified by Section 3.01(c) of this Agreement, and the Master Servicer shall have the same rights with respect to the Sub-Servicer that the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Underwriters, the Initial Purchasers, the Controlling Class Certificateholder, the Directing Holder, the Operating Advisor, the Rating Agencies, the Rule 17g-5 Information Provider, the Certificateholders, the Controlling Class Representative and the Special Servicer (including, without limitation, the right of the Special Servicer to direct the Master Servicer during certain periods) have with respect to the Master Servicer under the Pooling and Servicing Agreement to the extent that the Sub-Servicer is acting on behalf of the Master Servicer hereunder and except as otherwise set forth herein. Without limiting the foregoing, and subject to Section 3.22 of the Pooling and Servicing Agreement as modified herein, the Sub-Servicer shall service and administer each Mortgage Loan as long as it is not a Specially Serviced Loan; provided, however, that the Sub-Servicer shall continue to receive payments (and provide notice to the Master Servicer of such payments), collect information and prepare all reports to the Trustee required from the Master Servicer under the Pooling and Servicing Agreement with respect to any Specially Serviced Loan, and further to render such incidental services with respect to any Specially Serviced Loan as are specifically provided for therein; provided, further, however, that the Sub-Servicer shall continue to be entitled to its Sub-Servicing Fee with respect to any such Specially Serviced Loan in accordance with and to the extent provided for in Section 3.01(c)(17) of this Agreement. All references herein to the respective duties of the Sub-Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.22 of the Pooling and Servicing Agreement, as modified herein and to the Special Servicer’s rights to service a Specially Serviced Loan. Except as otherwise set forth below, for purposes of this Agreement, (i)

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references to the Trustee, the Certificate Administrator, the Custodian, the Depositor, the Underwriters, the Initial Purchasers, the Controlling Class Certificateholder, the Directing Holder, the Operating Advisor, the Rating Agencies, the Rule 17g-5 Information Provider, the Certificateholders, the Controlling Class Representative and the Special Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Master Servicer hereunder, (ii) references to the Master Servicer in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Sub-Servicer hereunder, (iii) references to the Mortgage Loans, as defined in the Pooling and Servicing Agreement, in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to the Mortgage Loans as defined herein, and (iv) references to the Pooling and Servicing Agreement in the Incorporated Sections (and in the defined terms used therein) shall be deemed to be references to this Agreement (such modifications of the Incorporated Sections (and in the defined terms used therein) pursuant to clauses (i) through (iv) shall be referred to herein as the “References Modification”). In each case where the Master Servicer is given any power to act under the provisions of the Incorporated Sections, such power is hereby delegated to the Sub-Servicer to the extent necessary to perform its obligations under this Agreement. The Sub-Servicer shall have no duties or obligations with respect to any Serviced Loan Combination or Serviced Companion Loan. The Sub-Servicer shall perform the duties and obligations allocated to the Sub-Servicer as reflected on the Task List. To the extent of any conflict or inconsistency between the Task List and this Agreement (other than the Task List), this Agreement shall control.

Without limiting the generality of the foregoing, with respect to any requirement in an Incorporated Section for the Master Servicer to provide notices or documents to, or otherwise communicate with, any other party to the Pooling and Servicing Agreement, it is the intent of the parties hereto that, except as required by Article XI of the Pooling and Servicing Agreement as incorporated herein and except as specified in Section 3.01(c)(26) of this Agreement, the Sub-Servicer provide such notices or documents to, or otherwise communicate with, the Master Servicer, and the Master Servicer provide such notices or documents to, or otherwise communicate with, the other party or parties to the Pooling and Servicing Agreement.

(c)           The following Sections of the Pooling and Servicing Agreement, unless otherwise provided in this Section 3.01(c) of this Agreement, are hereby incorporated herein by reference as if fully set forth herein, and, for purposes of this Agreement, in addition to the References Modification, are hereby further modified as set forth below:

(1)           Section 2.03(a).           The Sub-Servicer shall promptly notify the Master Servicer upon its actual knowledge of any facts or circumstances that the Sub-Servicer reasonably believes constitute a breach of any representations and warranties contained in the PCC Loan Purchase Agreement that could give rise to a cure or repurchase obligation thereunder. Promptly after receipt thereof from the Depositor, the Master Servicer shall provide a copy of the PCC Loan Purchase Agreement to the Sub-Servicer. The Sub-Servicer shall notify the Master Servicer in writing within five (5) Business Days after the Sub-Servicer discovers or receives notice alleging a Document Defect or a Breach or receives a Repurchase Communication of a Repurchase Request, Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection. The Sub-Servicer shall promptly provide to the Master Servicer a copy of any written Repurchase Request,

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Repurchase Request Withdrawal, Repurchase or Repurchase Request Rejection received by the Sub-Servicer and such other information in the possession of the Sub-Servicer reasonably requested by the Master Servicer to fulfill its obligations under Section 2.03(a) of the Pooling and Servicing Agreement.

(2)           Section 2.05. Section 2.05(a)(i) of the Pooling and Servicing Agreement shall be deemed modified to read “The Sub-Servicer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Sub-Servicer is in compliance with the laws of each jurisdiction in which a Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.”

(3)           Sections 3.01(a) and (b) are incorporated herein, except where expressly provided otherwise in this Agreement. Without limiting the generality of the foregoing, the Sub-Servicer shall take all necessary action to continue all UCC financing statements prior to the expiration of such UCC financing statements. The Master Servicer shall forward the Sub-Servicer recorded UCC financing statements reflecting the Trust as the secured party. The Sub-Servicer shall not modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except as allowed by this Agreement.

(4)           Sections 3.01(c) and (d). References to the Master Servicer shall not be deemed to be references to the Sub-Servicer for purposes of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement. Each and every one of the terms and conditions of Sections 3.01(c) and (d) of the Pooling and Servicing Agreement shall be enforceable against the Sub-Servicer in accordance with the terms thereof. The Sub-Servicer may not enter into any new Sub-Servicing Agreements in connection with the Mortgage Loans and shall directly service the Mortgage Loans in accordance with the terms and conditions of this Agreement. The Sub-Servicer may delegate certain non-material and non-cashiering servicing duties hereunder (such as inspections or insurance monitoring) to contractors, vendors, other third parties or an Affiliate; provided, however, that (a) the Sub-Servicer shall remain responsible for the actions of such third-party contractors, vendors, other third parties or Affiliate as if it were alone performing such functions and shall pay all fees and expenses of such third-party contractors, vendors, other third parties or Affiliate, and (b) the related agreements or arrangements are (or may be required to be), to the extent of the functions to be performed by such contractors, vendors, other third parties or Affiliate, consistent with the applicable requirements of the Pooling and Servicing Agreement. This Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or by any successor Master Servicer without cost or obligation to the assuming party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer pursuant to Section 7.02 of the Pooling and Servicing Agreement. Section 3.01(k) of the Pooling and Servicing Agreement is not incorporated herein. To the extent a Note register is required under any Loan Documents, the Sub-Servicer shall promptly provide to the Master Servicer any updates regarding the applicable Notes in the form of Exhibit K attached hereto.

(5)           Section 3.03. The determination as to the application of amounts collected in respect of each Mortgage Loan, to the extent the application is not governed by the

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express provisions of the related Note or Mortgage, shall be made by the Master Servicer, and so directed to the Sub-Servicer in writing. Without the express written consent of the Master Servicer, the Sub-Servicer shall not waive any Penalty Charges in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. The Sub-Servicer shall use reasonable efforts to collect and shall forward to the Master Servicer all income statements, rent rolls and other reporting information (as required under the related Loan Documents) collected by the Sub-Servicer from Mortgagors within the timeframe set forth in Section 3.01(c)(29) of this Agreement.

(6)           Section 3.04(a). Without limiting the generality of the obligations of the Sub-Servicer hereunder, the Sub-Servicer shall monitor and certify the information on each Mortgage Loan with respect to taxes, insurance premiums, assessments, ground rents and other similar items on a quarterly basis starting for the quarter ending in September of 2015 (provided that the first such certification shall cover the period from the Closing Date to the end of such quarter) within thirty (30) days of the end of such quarter as required by, and in the form of, Exhibit E attached hereto, pursuant to Section 3.01(c)(29) of this Agreement. The third, fourth, fifth and sixth sentences of Section 3.04(a) of the Pooling and Servicing Agreement are not incorporated herein. The Sub-Servicer shall not be obligated to make any Property Advances. With respect to non-escrowed payments, when the Sub-Servicer becomes aware in accordance with the Servicing Standard that a Mortgagor has failed to make any such payment or, with respect to escrowed loans, collections from a Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Sub-Servicer shall promptly notify the Master Servicer. The Master Servicer may direct the Sub-Servicer in writing to (and upon such direction, the Sub-Servicer shall) make a payment from amounts on deposit in the Sub-Servicer Collection Account as contemplated by Section 3.04(a) of the Pooling and Servicing Agreement.

(7)           Section 3.04(b), (c) and (d). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of any Escrow Account. Without the express written consent of the Master Servicer, the Sub-Servicer shall not (a) waive or extend the date set forth in any agreement governing reserve funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed or (b) release any earn out reserve funds or return any related letters of credit delivered in lieu of earn out reserve funds; provided that the Sub-Servicer may grant such a waiver or perform such release or return without the consent of the Master Servicer if such waiver, release or return, as the case may be, is not a Major Decision or a Special Servicer Decision. The Sub-Servicer shall promptly notify the Master Servicer of any failure by a Mortgagor described in Section 3.04(d) of the Pooling and Servicing Agreement. References to the Collection Account shall be references to the Sub-Servicer Collection Account.

(8)           Section 3.05(a). The Sub-Servicer shall establish a collection account (hereinafter the “Sub-Servicer Collection Account”), meeting all of the requirements of the Collection Account, and references to the Collection Account shall be references to

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such Sub-Servicer Collection Account. The creation of any Sub-Servicer Collection Account shall be evidenced by a certification in the form of Exhibit F attached hereto and a copy of such certification shall be furnished to the Master Servicer on or prior to the Closing Date and thereafter to the Master Servicer upon any transfer of the Sub-Servicer Collection Account. Notwithstanding the last two paragraphs of Section 3.05(a) of the Pooling and Servicing Agreement, the Sub-Servicer shall deposit into the Sub-Servicer Collection Account and include in its Available Distribution Amount, Ancillary Fees, Consent Fees, Excess Modification Fees, Assumption Fees, assumption application fees and defeasance fees collected by the Sub-Servicer, to the extent the Sub-Servicer is not entitled to such amounts pursuant to Section 3.01(c)(17) of this Agreement. The last paragraph of Section 3.05(a) of the Pooling and Servicing Agreement is not incorporated herein. If any check or other form of payment received by the Sub-Servicer with respect to a Mortgage Loan is returned for insufficient funds and the Sub-Servicer has previously remitted cash in the amount of such payment to the Master Servicer, the Master Servicer shall reimburse the Sub-Servicer for such amount within three (3) Business Days after the Master Servicer receives notification from the Sub-Servicer of such insufficient funds.

(9)           Section 3.06 is not incorporated herein. The Sub-Servicer may, from time to time, make withdrawals from the Sub-Servicer Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

(i)           to remit to the Master Servicer for deposit in the Collection Account the amounts required to be so deposited pursuant to Section 4.06(a)(i), (ii) and (v) of the Pooling and Servicing Agreement and Section 3.01(c)(30) of this Agreement;

(ii)          to the extent not otherwise required to be applied to Prepayment Interest Shortfalls, to pay to itself earned and unpaid Sub-Servicing Fees in respect of the Mortgage Loans, the Sub-Servicer’s right to payment of its Sub-Servicing Fee pursuant to this clause (ii) with respect to any Mortgage Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds, Insurance Proceeds or Condemnation Proceeds) that are allocable as a recovery of interest thereon; and

(iii)         to the extent not reimbursed or paid pursuant to any other clause of this Section 3.01(c)(9), to pay the Sub-Servicer unpaid Sub-Servicing Fees (but only if the related Mortgage Loan has been liquidated or a Final Recovery Determination has been made with respect thereto);

(iv)         to pay to itself, as additional servicing compensation in accordance with Section 3.12(a) of the Pooling and Servicing Agreement, interest and investment income earned in respect of amounts held in the Sub-Servicer Collection Account as provided in Section 3.01(c)(10) of this Agreement (but only to the extent of the net investment earnings with respect to the Sub-Servicer Collection Account for the period from and including the prior Sub-Servicer Remittance Date to and including such Sub-Servicer Remittance Date);

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(v)          to pay itself, any amounts payable pursuant to Section 6.03, of the Pooling and Servicing Agreement, but only to the extent allowed by the Pooling and Servicing Agreement and Section 3.03 of this Agreement;

(vi)         to clear and terminate the Sub-Servicer Collection Account at the termination of this Agreement pursuant to Section 9.01 of the Pooling and Servicing Agreement, as modified herein; and

(vii)        any amounts deposited in the Sub-Servicer Collection Account in error.

          The Sub-Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis and on a property-by-property basis when appropriate, for the purpose of justifying any withdrawal, debit or credit from its Sub-Servicer Collection Account. On each Sub-Servicer Remittance Date, all income and gain realized from investment of funds to which the Sub-Servicer is entitled shall be subject to withdrawal by such Sub-Servicer. The last paragraph of Section 3.06(a) of the Pooling and Servicing Agreement is incorporated herein.

(10)          Section 3.07 is not incorporated herein. The Sub-Servicer may invest funds in the Sub-Servicer Collection Account and any Escrow Account maintained by the Sub-Servicer on the same terms as the Master Servicer may invest funds in the Collection Account and any Escrow Account, and subject to the same restrictions and obligations regarding maturity dates, gains, losses, possession of Permitted Investments and Permitted Investments payable on demand. Without limiting the generality of the foregoing, (A) any investment of funds in the Sub-Servicer Collection Account shall be made in the name of the Certificate Administrator, on behalf of the Trustee for the benefit of the Certificateholders or in the name of a nominee of the Certificate Administrator and (B) the Sub-Servicer, on behalf of the Trustee, shall take the actions described in Section 3.07 of the Pooling and Servicing Agreement as applicable to the Master Servicer necessary to perfect the Trustee’s interest in Permitted Investments. The Sub-Servicer shall have no responsibility or liability with respect to the investment direction of the Master Servicer, the Certificate Administrator, the Special Servicer, any Mortgagor or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Sub-Servicer shall not be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company is not the Sub-Servicer or an Affiliate of the Sub-Servicer and satisfied the qualifications set forth in the definition of Eligible Account both (1) at the time such investment was made and (2) as of the date that is thirty (30) days prior to the insolvency.

(11)         Section 3.08(a). References to the Collection Account shall be references to the Sub-Servicer Collection Account. Within thirty (30) days after the Closing Date, the Sub-Servicer shall forward to the Master Servicer, for the Mortgage Loans, a fully completed certificate of insurance in the form of Exhibit H attached hereto. The Sub-Servicer shall promptly notify the Master Servicer of any Mortgaged Property that is not

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insured against terrorist or other similar acts. Upon receipt of notice from the Special Servicer of any determination by the Special Servicer that a default is an Acceptable Insurance Default, the Master Servicer shall notify the Sub-Servicer of such determination.

(12)         Section 3.08(b). References to the Collection Account shall be references to the Sub-Servicer Collection Account.

(13)         Section 3.08(c). The Sub-Servicer may self insure for the fidelity bond and errors omission insurance required under this Section 3.01(c)(13) under the terms and conditions applicable to the Master Servicer under Section 3.08(c) of the Pooling and Servicing Agreement.

(14)         Section 3.09. With respect to any assumption, transfer or other action contemplated by Section 3.09(a) of the Pooling and Servicing Agreement, the Sub-Servicer shall perform the obligations of the Master Servicer under Section 3.09 of the Pooling and Servicing Agreement (including dealing directly with the Special Servicer on matters for which the Pooling and Servicing Agreement requires the Master Servicer to deal with the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in Section 3.09 of the Pooling and Servicing Agreement; provided, however, that the Sub-Servicer shall copy the Master Servicer on all correspondence to the Special Servicer regarding such matters and the Sub-Servicer shall prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and forward such package to the Master Servicer for the Master Servicer to deal with the Rating Agencies. For avoidance of doubt, the Sub-Servicer shall not approve or consent to any assumption, transfer or other action contemplated by Section 3.09(a) of the Pooling and Servicing Agreement without the consent of the Special Servicer. With respect to any defeasance contemplated by Section 3.09(d) of the Pooling and Servicing Agreement, the Sub-Servicer shall perform the obligations of the Master Servicer under Section 3.09(d) of the Pooling and Servicing Agreement, but subject to all requirements and restrictions set forth in Section 3.09(d) of the Pooling and Servicing Agreement. For the avoidance of doubt, the Sub-Servicer will not process any defeasance contemplated by Section 3.09(d) of the Pooling and Servicing Agreement without the prior written consent of the Master Servicer. With respect to any such defeasance, the Sub-Servicer shall deliver to the Master Servicer (not the Rating Agencies) a certification substantially in the form attached to the Pooling and Servicing Agreement as Exhibit DD prior to the Master Servicer’s delivery of such a certification to the Rating Agencies. With respect to any matter or action requiring Rating Agency Confirmation, the Sub-Servicer shall prepare any package and analysis necessary to obtain such required Rating Agency Confirmation and forward such package to the Master Servicer for the Master Servicer to deal with the Rating Agencies.

(15)          Reserved.

(16)          Section 3.11. The references to the Collection Account shall be references to the Sub-Servicer Collection Account. No expense incurred in connection with any

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instrument of satisfaction or deed of reconveyance shall be chargeable to the Sub-Servicer Collection Account.

(17)          Section 3.12(a). References to the Servicing Fee shall be deemed to be references to the Sub-Servicing Fee and references to the Servicing Fee Rate shall be deemed to be references to the Sub-Servicing Fee Rate. All references to the Collection Account shall be references to the Sub-Servicer Collection Account. The Sub-Servicer shall be entitled to retain, and shall not be required to deposit in the Sub-Servicer Collection Account, additional servicing compensation in the form of the following amounts to the extent collected from the Mortgagor: (i) 80% of that portion of Excess Modification Fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement collected by the Sub-Servicer in connection with matters performed by the Sub-Servicer pursuant to Section 3.01(c)(26) of this Agreement, (ii) 100% of that portion of defeasance fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement collected by the Sub-Servicer in connection with matters performed by the Sub-Servicer pursuant to Section 3.01(c)(14) of this Agreement, (iii) 80% of that portion of Assumption Fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement collected by the Sub-Servicer in connection with matters performed by the Sub-Servicer pursuant to Section 3.01(c)(14) of this Agreement, (iv) 100% of that portion of assumption application fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement collected by the Sub-Servicer in connection with matters performed by the Sub-Servicer pursuant to Section 3.01(c)(14) of this Agreement, (v) Prepayment Interest Excesses arising from any principal prepayments on the Mortgage Loans to the extent not required by Section 3.13 of the Pooling and Servicing Agreement to offset Prepayment Interest Shortfalls on all Mortgage Loans (as defined in the Pooling and Servicing Agreement), and (vi) 80% of that portion of waiver fees, earnout fees, Consent Fees and other processing fees to which the Master Servicer is entitled under Section 3.12(a) of the Pooling and Servicing Agreement collected by the Sub-Servicer in connection with matters performed by the Sub-Servicer pursuant to Section 3.01(c)(26) of this Agreement. The Sub-Servicer shall be entitled to (a) interest or other income earned on deposits relating to the Trust Fund in the Sub-Servicer Collection Account in accordance with Section 3.01(c)(10) of this Agreement, (b) interest or other income earned on deposits in any Escrow Account maintained by the Sub-Servicer which are not required by applicable law or the Loan Documents to be paid to the Mortgagor, (c) 100% of any charges for processing Mortgagor requests (other than requests for actions otherwise addressed in this Section 3.01(c)(17)) processed by the Sub-Servicer for which the consent of the Master Servicer is not required under this Agreement, (d) 50% of any charges for processing Mortgagor requests (other than requests for actions otherwise addressed in this Section 3.01(c)(17)) processed by the Sub-Servicer for which the consent of the Master Servicer is required under this Agreement, and (e) 100% of Ancillary Fees actually received from Mortgagors on Performing Mortgage Loans in the case of servicing actions processed by the Sub-Servicer, in each case only to the extent actually paid by the Mortgagor. Notwithstanding the foregoing, the Sub-Servicer shall not be entitled to any Penalty Charges or any other additional servicing compensation not specifically addressed in this Section 3.01(c)(17).

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(18)         Section 3.12(d) and (e).

(19)          Section 3.13. On each Sub-Servicer Remittance Date, the Sub-Servicer shall deposit into the Sub-Servicer Collection Account as part of the Sub-Servicer Remittance Amount, the amount set forth in Section 3.13 of the Pooling and Servicing Agreement to the extent resulting from Principal Prepayments on the Mortgage Loans and to the extent that the Master Servicer is required to remit such amounts under Section 3.13 of the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Sub-Servicer shall have no obligation to deposit any amount set forth in the preceding sentence for Specially Serviced Loans or Mortgage Loans on which the Master Servicer allowed or consented to the Sub-Servicer allowing a Principal Prepayment on a date other than the applicable Due Date. References to the Servicing Fee shall be references to the Sub-Servicing Fee.

(20)          Section 3.15. For the avoidance of doubt, access provided by the Sub-Servicer pursuant to Section 3.15 of the Pooling and Servicing Agreement shall only be provided to the Master Servicer.

(21)          Section 3.18(a) and (b). The Sub-Servicer shall promptly (but, in the case of inspections, in no event later than the earlier of (i) thirty (30) days after completion and receipt of such inspection report and (ii) December 15th of each year) forward to the Master Servicer a copy of all such reports prepared by the Sub-Servicer. If any inspection report identifies a “life safety” or other material deferred maintenance item existing with respect to any Mortgaged Property, the Sub-Servicer (x) shall promptly send to the related Mortgagor a letter identifying such deferred maintenance item and instructing the related Mortgagor to correct such deferred maintenance item and (y) shall notify the Master Servicer (by email to cmsins@wellsfargo.com) upon resolution of such “life safety” or deferred maintenance item. With respect to the Mortgage Loans serviced hereunder, the Sub-Servicer shall inform each ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer in addition to the Sub-Servicer.

(22)          Section 3.19.

(23)          Section 3.20 is not incorporated herein. The Sub-Servicer shall have no obligation to make any Property Advances, provided, that the Sub-Servicer shall provide the Master Servicer not less than five (5) Business Days’ notice before the date on which the Master Servicer is required to make any Property Advance with respect to any Mortgage Loan (which notice shall include any and all information in its possession reasonably requested by the Master Servicer that will enable the Master Servicer to determine whether such Property Advance would constitute a Nonrecoverable Property Advance).

(24)          Section 3.22(a). The Sub-Servicer shall promptly notify the Master Servicer of any event or circumstance that the Sub-Servicer deems to constitute a Servicing Transfer Event with respect to any Mortgage Loan. The determination as to whether a Servicing Transfer Event has occurred shall be made by the Master Servicer.

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The Master Servicer shall promptly notify the Sub-Servicer of any determination by the Master Servicer that a Servicing Transfer Event with respect to any Mortgage Loan has occurred. Upon receipt by the Master Servicer of notice from the Special Servicer that a Specially Serviced Loan has become a Corrected Loan, the Master Servicer shall promptly give the Sub-Servicer notice thereof and the obligation of the Sub-Servicer to service and administer such Mortgage Loan shall resume.

(25)         Section 3.22(c).

(26)          Section 3.24 With respect to any modification, extension, waiver, consent or other action contemplated by Section 3.24 of the Pooling and Servicing Agreement, the Sub-Servicer shall perform the obligations of the Master Servicer under Section 3.24 of the Pooling and Servicing Agreement (including dealing directly with the Special Servicer on matters for which the Pooling and Servicing Agreement requires the Master Servicer to deal with the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in Section 3.24 of the Pooling and Servicing Agreement; provided, however, that the Sub-Servicer shall copy the Master Servicer on all correspondence to the Special Servicer regarding such matters and the Sub-Servicer shall prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and forward such package to the Master Servicer for the Master Servicer to deal with the Rating Agencies. Notwithstanding anything herein to the contrary, the Sub-Servicer will not permit or consent to any Special Servicer Decision or a Major Decision without the prior written consent of the Special Servicer. The Master Servicer, not the Sub-Servicer, will deal directly with the Rating Agencies and, as necessary, the Operating Advisor and the Directing Holder, in connection with obtaining any necessary approval or consent from such parties. When forwarding a request for the approval of any lease or renewal or extension thereof, the Sub-Servicer shall forward to the Special Servicer the information concerning such lease required by, and in the form of, Exhibit I attached hereto. The Sub-Servicer will not permit any Principal Prepayment with respect to any Mortgage Loan without the written consent of the Master Servicer. The Sub-Servicer shall promptly forward all requests for Principal Prepayments to the Master Servicer, along with a payoff statement setting forth the amount of the necessary Principal Prepayment calculated by the Sub-Servicer. The Master Servicer shall respond to the Sub-Servicer promptly (but no later than five (5) Business Days or such later date as necessary to obtain any consents or approvals required by any related intercreditor or other related agreement) following its receipt of any such request for consent and payoff statement.

(27)         Section 3.25 is not incorporated herein. The Sub-Servicer will not permit any replacement of a Manager for the related Mortgaged Property with respect to any Mortgage Loan without the express written consent of the Special Servicer (if the consent of the Special Servicer is required on such matter under the Pooling and Servicing Agreement; provided, however, that the Sub-Servicer shall copy the Master Servicer on all correspondence to the Special Servicer regarding such matters).

(28)          Section 3.30 is not incorporated herein. Notwithstanding any provision herein to the contrary, the Sub-Servicer shall not deliver any information to the Rating Agencies or make any request to a Rating

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Agency for a Rating Agency Confirmation; all such requests shall be made by, and as determined necessary by, the Master Servicer. The Sub-Servicer shall not orally communicate with any Rating Agency regarding any of the Loan Documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related Mortgagors or any other matters in connection with the Certificates or pursuant to this Agreement or the Pooling and Servicing Agreement. The Sub-Servicer agrees to comply (and to cause each and every subcontractor, vendor or agent for the Sub-Servicer and each of its officers, directors and employees to comply) with the provisions relating to communications with the Rating Agencies set forth in this paragraph and shall not deliver to any Rating Agency any report, statement, request for Rating Agency Confirmation or other information restricted by the Pooling and Servicing Agreement. All information described above in this Section 3.01(c)(28) will be provided by, and all such communications, responses and requests described in the immediately preceding paragraph will be made by, the Master Servicer in accordance with the procedures required by the Pooling and Servicing Agreement. To the extent that the Master Servicer is required to provide any information to, or communicate with, any Rating Agency in accordance with its obligations under the Pooling and Servicing Agreement and such information or communication is regarding the Mortgage Loans or the sub-servicing by the Sub-Servicer under this Agreement, the Sub-Servicer shall provide the information to the Master Servicer necessary for the Master Servicer to fulfill such obligations.

Subject to any restrictions in the Pooling and Servicing Agreement, none of the foregoing restrictions in this Section 3.01(c)(28) prohibit or restrict oral or written communications, or providing information, between the Sub-Servicer and any Rating Agency with regard to (i) such Rating Agency’s review of the ratings it assigns to the Sub-Servicer, (ii) such Rating Agency’s approval of the Sub-Servicer as a commercial mortgage master, special or primary servicer or (iii) such Rating Agency’s evaluation of the Sub-Servicer’s servicing operations in general; provided, however, that the Sub-Servicer shall not provide any information relating to the Certificates or the Mortgage Loans to a Rating Agency in connection with such review and evaluation by such Rating Agency unless (x) borrower, property or deal specific identifiers are redacted; (y) the Master Servicer confirms to the Sub-Servicer in writing that it has previously provided such information to the Rule 17g-5 Information Provider and has not provided such information to such Rating Agency until the earlier of (a) receipt of notification from the Rule 17g-5 Information Provider that such information has been posted to the Rule 17g-5 Information Provider’s Website and (b) after 12:00 p.m. on the first Business Day following the date it has provided such information to the Rule 17g-5 Information Provider; or (z) such Rating Agency has confirmed in writing to the Sub-Servicer that it does not intend to use such information in undertaking credit surveillance for any Class of Certificates (and the Sub-Servicer shall, upon written request, certify to the Depositor, with copy to the Master Servicer, that it received the confirmation described in this clause (z)).

(29)           Section 4.02(b) is not incorporated herein. The Sub-Servicer shall deliver to the Master Servicer, no later than 4:00 p.m. New York City time on the Sub-Servicer Remittance Date, by electronic transmission in the format mutually agreed upon by the

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Master Servicer and the Sub-Servicer, the CREFC® Financial File, the CREFC® Property File, the CREFC® Comparative Financial Status Report, the CREFC® Loan Level Reserve/LOC Report, the CREFC® Total Loan Report, a CREFC® Delinquent Loan Status Report and a CREFC® Servicer Watch List/Portfolio Review Guidelines, each providing the required information as of the related Determination Date. To the extent any Mortgage Loan becomes a Specially Serviced Loan, the Sub-Servicer shall send to the related Mortgagor a notice directing the Mortgagor to forward to the Special Servicer annual, quarterly and monthly operating statements, budgets and rent rolls of the related Mortgaged Property, and financial statements of the related Mortgagor. The preparation and maintenance by the Sub-Servicer of all the reports specified in this Section 3.01(c)(29), including the calculations made therein, shall be done in accordance with CREFC® standards to the extent applicable thereto. The Sub-Servicer shall deliver to the Master Servicer by electronic transmission in a format mutually agreed upon by the Master Servicer and the Sub-Servicer, (a) on a monthly basis not later than 4:00 p.m. New York City time on each Sub-Servicer Remittance Date, the Collection Report (the information therein to be stated as of the Determination Date) and (b) on a quarterly basis starting for the quarter ending September of 2015 (provided that the first such certification shall cover the period from the Closing Date to the end of such quarter), within thirty (30) days of the end of such quarter, the information on the Mortgage Loans, including without limitation information regarding UCC financing statements, taxes, insurance premiums and ground rents on a quarterly basis, required by and in the form of Exhibit E attached hereto. The Sub-Servicer shall deliver to the Master Servicer no later than 4:00 pm New York City time on the first Business Day of each month by electronic transmission in a format designated by the Master Servicer, a remittance report containing scheduled balance information for each Mortgage Loan reflecting the scheduled Monthly Payment for such month (also known as a “Day One Report”) in the form of Exhibit G attached hereto. In addition, on each day that the Sub-Servicer forwards to the Master Servicer any funds pursuant to Section 3.01(c)(30) of this Agreement, the Sub-Servicer shall deliver the Collection Report to the Master Servicer by electronic transmission in a format mutually agreed upon by the Master Servicer and the Sub-Servicer. The Sub-Servicer shall also prepare and deliver to the Master Servicer, not later than 4:00 p.m. New York City time on the 25th day of the calendar month following each calendar quarter beginning with the calendar quarter ending in September of 2015 a certification in the form of Exhibit J. Following the Closing Date, the Master Servicer shall provide a CREFC® Loan Setup File, CREFC® Property File and CREFC® Comparative Financial Status Report to the Sub-Servicer.

The Sub-Servicer shall forward to the Master Servicer promptly upon completion, and in any event at least five (5) Business Days before the Master Servicer must deliver or make available such reports, statements and files under the Pooling and Servicing Agreement, a copy of all income statements, rent rolls and other reporting information collected by the Sub-Servicer and electronically deliver in Microsoft Excel format the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet with respect to the Mortgage Loans as required by Section 4.02(b) of the Pooling and Servicing Agreement.

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(30)         Section 4.06 is not incorporated herein. By 4:00 p.m. New York City time on the Sub-Servicer Remittance Date immediately preceding each Distribution Date, the Sub-Servicer shall remit to the Master Servicer by wire transfer the Available Distribution Amount for such date. Each month, by 4:00 p.m. New York City time on each Business Day between the Sub-Servicer Remittance Date and the Distribution Date, the Sub-Servicer shall forward to the Master Servicer by wire transfer the Available Distribution Amount for such date. Each month, on each Business Day that the Sub-Servicer is not required to remit to the Master Servicer pursuant to the previous two sentences, the Sub-Servicer shall forward to the Master Servicer by wire transfer all amounts collected by the Sub-Servicer and not previously remitted to the Master Servicer which constitute delinquent payments on the Mortgage Loans and any related late fees or Default Interest to the extent not due to the Sub-Servicer. Section 3.01(c)(29) of this Agreement sets forth certain reporting requirements with respect to such remittances. The Sub-Servicer shall have no obligation to make P&I Advances.

(31)         Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10 and 10.12. The Sub-Servicer shall perform all obligations and be subject to all restrictions and requirements applicable to the Master Servicer or “Sub-Servicer” in such Sections as they relate to its duties thereunder. In addition, if the Sub-Servicer is a “Servicing Function Participant” or “Reporting Servicer” it shall perform all obligations and be subject to all restrictions and requirements applicable to a “Servicing Function Participant” or “Reporting Servicer” in such Sections. The Sub-Servicer shall cooperate with requests by the Master Servicer, and if the Sub-Servicer is a Servicing Function Participant or Reporting Servicer, the Trustee and the Depositor in connection with the satisfaction of the Trust’s reporting requirements under the Exchange Act as they relate to its duties hereunder and as required by Regulation AB. The Sub-Servicer shall have a reasonable period of time to comply with any written request made under Section 10.01 or 10.02 of the Pooling and Servicing Agreement, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor to satisfy any related filing requirements. It is hereby acknowledged that, as of the Closing Date, the Sub-Servicer is a Servicing Function Participant, a Reporting Servicer and an Additional Servicer.

The Sub-Servicer shall cooperate fully with the Master Servicer and deliver to the Master Servicer any and all statements, reports, certifications, records and any other information in its possession or reasonably available to it and necessary in the reasonable good faith determination of the Master Servicer, the Certificate Administrator or the Depositor to permit the Depositor to comply with the provisions of Regulation AB and the Master Servicer to comply with its obligations under Article X of the Pooling and Servicing Agreement, together with such disclosures relating to the Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor, the Certificate Administrator and/or the Master Servicer in good faith to be necessary in order to effect such compliance, as it relates to the Sub-Servicer’s duties thereunder.

For purposes of Section 10.02 of the Pooling and Servicing Agreement, references to the Depositor and Certificate Administrator shall not mean the Master

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Servicer, and the Sub-Servicer shall deliver such written notice and any additional information required directly to the Depositor with a copy to the Master Servicer.

With respect to any period that the Sub-Servicer is a Servicing Function Participant or a servicer as contemplated by Item 1108(a)(2) of Regulation AB, the Sub-Servicer shall perform all obligations under Sections 10.01 and 10.03 of the Pooling and Servicing Agreement applicable to a Servicing Function Participant or such a servicer (including, without limitation, any obligation or duty the Master Servicer is required under Sections 10.01 and 10.03 of the Pooling and Servicing Agreement to cause (or use commercially reasonable efforts to cause) a Servicing Function Participant or such a servicer to perform).

Any Additional Form 10-D Disclosure and related Additional Disclosure Notification required to be delivered by the Sub-Servicer shall be delivered to the Master Servicer (and, if the Sub-Servicer is a Servicing Function Participant or an Additional Servicer, also to the Depositor and the Certificate Administrator) within the time provided in Section 10.04 of the Pooling and Servicing Agreement.

Any Additional Form 10-K Disclosure and related Additional Disclosure Notification required to be delivered by the Sub-Servicer shall be delivered to the Master Servicer (and, if the Sub-Servicer is a Servicing Function Participant or an Additional Servicer, also to the Depositor and the Certificate Administrator) within the time provided in Section 10.05 of the Pooling and Servicing Agreement.

The Sub-Servicer (without regard to whether the Sub-Servicer is a Servicing Function Participant, Reporting Servicer or Additional Servicer) shall provide a Sarbanes-Oxley Certification described in Section 10.06 of the Pooling and Servicing Agreement (on which the Master Servicer and its officers, directors and Affiliates, and only if the Sub-Servicer is a Servicing Function Participant, also the Certification Parties, can reasonably rely) to the Master Servicer at least five (5) Business Days before the Master Servicer must deliver its Sarbanes-Oxley Certification. If the Sub-Servicer is a Servicing Function Participant, such Sarbanes-Oxley Certification shall also be provided to the Certifying Person by the time required by the Pooling and Servicing Agreement, and if the Sub-Servicer is not a Servicing Function Participant, such Sarbanes-Oxley Certification shall be delivered only to the Master Servicer. In addition, the Sub-Servicer (a) shall provide such information and assistance as may be reasonably required to cooperate with the Master Servicer in complying with Section 10.06 of the Pooling and Servicing Agreement and (b) shall cooperate with the Master Servicer’s reasonable requests in performing its due diligence for its certification under Section 10.06 of the Pooling and Servicing Agreement.

Any Form 8-K Disclosure Information and related Additional Disclosure Notification required to be delivered by the Sub-Servicer (only if the Sub-Servicer is an Additional Servicer) shall be delivered to the Master Servicer, the Depositor and the Certificate Administrator within the time provided in Section 10.07 of the Pooling and Servicing Agreement.

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The Sub-Servicer (without regard to whether the Sub-Servicer is an Additional Servicer) shall deliver its Officer’s Certificate required by Section 10.08 of the Pooling and Servicing Agreement to the Master Servicer at least three (3) Business Days before the Master Servicer must deliver its Officer’s Certificate under Section 10.08 of the Pooling and Servicing Agreement. If the Sub-Servicer is an Additional Servicer, the Sub-Servicer shall also deliver such Officer’s Certificate to the Certificate Administrator, the Depositor, the Rule 17g-5 Information Provider and, prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative within the time provided in Section 10.08, and if the Sub-Servicer is not an Additional Servicer, such Officer’s Certificate shall be delivered only to the Master Servicer. The Sub-Servicer shall not be required to cause the delivery of any such statement until five (5) Business Days prior to March 15 in any given year so long as it has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

The Sub-Servicer (without regard to whether the Sub-Servicer is a Servicing Function Participant or Reporting Servicer) shall deliver the items required under Sections 10.09 and 10.10 of the Pooling and Servicing Agreement regarding itself (the “report on an assessment of compliance with Relevant Servicing Criteria” and “accountants’ report”) to the Master Servicer at least three (3) Business Days before the Master Servicer must deliver its Sections 10.09 and 10.10 items. If the Sub-Servicer is a Servicing Function Participant, Reporting Servicer or Additional Servicer the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall also be delivered to the Certificate Administrator, the Trustee and the Depositor within the time provided in Sections 10.09 and 10.10 of the Pooling and Servicing Agreement. Only if the Sub-Servicer is a Servicing Function Participant, and only with respect to the accountants’ report, the Sub-Servicer shall also deliver such report to the 17g-5 Information Provider and, prior to the occurrence and continuation of a Consultation Termination Event, the Controlling Class Representative within the time provided in Section 10.10 of the Pooling and Servicing Agreement. If the Sub-Servicer is not a Servicing Function Participant or Reporting Servicer, the report on an assessment of compliance with Relevant Servicing Criteria and accountants’ report shall be delivered only to the Master Servicer. The Sub-Servicer shall not be required to cause the delivery of any such report on assessment or accountant’s report until five (5) Business Days prior to March 15 in any given year so long as it has received written confirmation from the Depositor or the Master Servicer that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

With respect to the Sub-Servicer obligations in Sections 10.08 and 10.10 of the Pooling and Servicing Agreement to send reports to the Controlling Class Representative, the Master Servicer shall, upon request from the Sub-Servicer, confirm if the Master Servicer has received notice that a Consultation Termination Event occurred in the prior year. The Sub-Servicer may rely on any such notice, without any independent investigation or inquiry.

Section 10.12 of the Pooling and Servicing Agreement shall be incorporated herein and apply to the Sub-Servicer for so long as the Sub-Servicer is a Servicing

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Function Participant or an Additional Servicer. In connection with comments provided to the Depositor from the Commission regarding information (x) delivered by the Sub-Servicer, (y) regarding the Sub-Servicer and (z) prepared by the Sub-Servicer or any registered public accounting firm, attorney or other agent retained by such party to prepare such information, which information is contained in a report filed by the Depositor under the Reporting Requirements and which comments are received subsequent to the Depositor’s filing of such report, the Depositor is required pursuant to Section 10.12 of the Pooling and Servicing Agreement to promptly provide to the Sub-Servicer any such comments which related to the Sub-Servicer. Sub-Servicer shall be responsible for timely preparing a written response to the Commission for inclusion in the Depositor’s or the Master Servicer’s, as applicable, response to the Commission, unless Sub-Servicer elects, with the consent of the Master Servicer (which consent shall not be unreasonably denied, withheld or delayed), to directly communication with the Commission and negotiate a response and/or resolution with the Commission. If such election is made, the Sub-Servicer shall be responsible for directly negotiating such response and/or resolution with the Commission in a timely manner; provided, that (i) Sub-Servicer shall use reasonable efforts to keep the Depositor and the Master Servicer informed of its progress with the Commission and copy the Depositor and the Master Servicer on all correspondence with the Commission and provide the Depositor and the Master Servicer with the opportunity to participate (at the Depositor’s or Master Servicer’s, as applicable, expense) in any telephone conferences and meetings with the Commission and (ii) the Master Servicer shall cooperate with the Sub-Servicer in order to authorize the Sub-Servicer and its representatives to respond to and negotiate directly with the Commission with respect to any comments received from the Commission or its staff relating to Sub-Servicer and to notify the Commission of such authorization. The Master Servicer and the Sub-Servicer shall cooperate and coordinate with each other with respect to any requests made to the Commission for any extension of time for submitting a response or compliance. All reasonable out-of-pocket costs and expenses incurred by the Depositor and the Master Servicer (including reasonable legal fees and expenses of outside counsel to the Depositor and the Master Servicer) in connection with the foregoing and any amendments to any reports filed with the Commission in connection therewith shall be promptly paid by the Sub-Servicer upon receipt of an itemized invoice from the Depositor and/or the Master Servicer, as applicable.

Following its receipt of notice from the Certificate Administrator that it has filed a form to suspend reporting obligations with respect to the Trust as contemplated by Section 10.19 of the Pooling and Servicing Agreement, the Master Servicer shall provide such notice to the Sub-Servicer; provided, however, failure to so notify shall not be considered a Sub-Servicer Termination Event under this Agreement.

Subject to other provisions of this Agreement restricting the right of the Sub-Servicer to retain subservicers or subcontractors, the provisions of Article X regarding retaining a “Sub-Servicer,” “Subcontractor,” “Additional Servicer” or “Servicing Function Participant” shall be applicable to any sub-servicer, subcontractor or agent hired by the Sub-Servicer to perform any of its obligations hereunder and the Sub-Servicer shall comply with such provisions.

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If at any time the Sub-Servicer is a Servicing Function Participant, the Sub-Servicer shall indemnify and hold harmless the Master Servicer, each Certification Party, the Depositor, each Other Depositor, any employee, director or officer of the Depositor or any Other Depositor from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such indemnified party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to this Agreement, (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations, (iii) any failure by a Servicer (as defined in Section 10.02(b) of the Pooling and Servicing Agreement) to identify a Servicing Function Participant pursuant to Section 10.02 of the Pooling and Servicing Agreement or (iv) any Deficient Exchange Act Deliverable with respect to the Sub-Servicer.

If the indemnification provided for in this Section 3.01(c)(31) is unavailable or insufficient to hold harmless any Certification Party, the Master Servicer, the Depositor, any Other Depositor, any employee, director or officer of the Depositor, any Other Depositor or the Master Servicer, or any other person who controls the Depositor or any Other Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, then the Sub-Servicer shall contribute to the amount paid or payable to the indemnified party as a result of the losses, claims, damages or liabilities of the indemnified party in such proportion as is appropriate to reflect the relative fault of the indemnified party on the one hand and the Sub-Servicer on the other in connection with a breach of the Sub-Servicer’s obligations pursuant to this Section 3.01(c)(31).

(32)           If the Sub-Servicer receives a Form ABS Due Diligence-15E from any Person in connection with any third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) provided by such Person with respect to the Mortgage Loans (“Due Diligence Service Provider”), the Sub-Servicer shall promptly forward such Form ABS Due Diligence-15E to the Master Servicer.

Section 3.02          Merger or Consolidation of the Sub-Servicer.

Subject to the following paragraph, the Sub-Servicer shall keep in full effect its existence, rights and good standing as a limited liability company under the laws of the state of its organization and shall not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located, to the extent necessary to perform its obligations under this Agreement, or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Sub-Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Sub-Servicer shall be a party, or any Person succeeding to the business or substantially all of the servicing business of the Sub-Servicer, shall be the successor of the Sub-Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) must be a company whose business includes the servicing of mortgage loans

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and shall be authorized to transact business in each state in which the Mortgaged Properties it is to service are situated, (ii) must be acceptable to the Master Servicer (which acceptance shall not be unreasonably withheld, conditioned or delayed), and (iii) shall assume in writing the obligations of the Sub-Servicer under this Agreement.

Section 3.03          Limitation on Liability of the Sub-Servicer and Others.

Neither the Sub-Servicer nor any of the Affiliates, directors, members, managers, officers, employees or agents of the Sub-Servicer shall be under any liability to the Master Servicer for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Sub-Servicer or any of its Affiliates, directors, members, managers, officers, employees or agents against liability to the Master Servicer for any breach of any representation or warranty made herein, or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence in the performance of obligations or duties hereunder or by reason of negligent disregard of obligations or duties hereunder. The Sub-Servicer and any Affiliate, director, member, officer, employee or agent of the Sub-Servicer may rely on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Sub-Servicer shall not be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable hereunder; provided, however, that the Sub-Servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and all costs of such action and any loss, liability, penalty, fine, forfeiture, claim or judgment resulting therefrom, to the extent the Master Servicer may recover such amounts from the Trust Fund pursuant to the Pooling and Servicing Agreement, shall be expenses, costs and liabilities for which the Master Servicer will be liable and the Sub-Servicer shall be entitled to be reimbursed therefor from the Master Servicer upon written demand. To the extent provided in Section 6.03 of the Pooling and Servicing Agreement, the Sub-Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses) incurred in connection with, or relating to, this Agreement or the Certificates, other than any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of obligations or duties hereunder or by reason of negligent disregard of obligations or duties hereunder in each case by the Sub-Servicer, (ii) resulting from the breach by the Sub-Servicer of any of its representations or warranties contained herein, or (iii) specifically required to be borne the Sub-Servicer without right of reimbursement pursuant to the terms hereof. The Sub-Servicer shall not have any rights of indemnification out of the Trust Fund except through the Master Servicer as described above.

Section 3.04          Sub-Servicer Resignation.

The Sub-Servicer may not resign from the obligations and duties hereby imposed on it except by mutual consent of the Sub-Servicer and the Master Servicer and payment by the Sub-

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Servicer of all reasonable out-of-pocket costs and expenses of the Master Servicer in connection with such resignation and transfer of servicing, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Sub-Servicer. Any such determination permitting the resignation of the Sub-Servicer because its duties are no longer permissible under applicable law shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer.

Section 3.05          No Transfer or Assignment of Servicing.

With respect to the responsibility of the Sub-Servicer to service the Mortgage Loans hereunder, the Sub-Servicer acknowledges that the Master Servicer has acted in reliance upon the Sub-Servicer’s independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section 3.05, the Sub-Servicer shall neither assign or transfer this Agreement or the servicing hereunder nor delegate its rights or duties hereunder or any portion thereof, nor sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Master Servicer and the prior written consent of the Depositor, which consent will not be unreasonably conditioned, withheld or delayed. Notwithstanding the foregoing, prior to any assignment or transfer by the Sub-Servicer of this Agreement, the servicing hereunder or the delegation of any of the Sub-Servicer’s rights or duties hereunder or the delegation of any of the Sub-Servicer’s rights or duties hereunder (the “Sub-Servicing Rights”), the Sub-Servicer shall allow the Master Servicer an opportunity (but not an obligation) to bid on the purchase or assumption of such Sub-Servicing Rights. The Sub-Servicer may also solicit bids from any other parties independent of the Master Servicer. If after receipt by the Sub-Servicer of all bids, the Master Servicer is not the highest bidder, the Master Servicer shall be given the opportunity (but not the obligation) to submit a second bid, which bid shall be the final bid received by the Sub-Servicer and shall be given equal consideration by the Sub-Servicer with all other bids. The Sub-Servicer shall notify the Master Servicer upon the completion of any assignment (except to the Master Servicer as contemplated above) and provide any information, applicable to the Sub-Servicer, as required pursuant to Section 10.02 of the Pooling and Servicing Agreement.

Section 3.06          Indemnification.

The Master Servicer and the Sub-Servicer each agrees to and hereby does indemnify and hold harmless the Master Servicer, in the case of the Sub-Servicer, and the Sub-Servicer, in the case of the Master Servicer (including any of their Affiliates, directors, members, managers, officers, employees or agents) from and against any and all liability, claim, loss, out-of-pocket cost (including reasonable attorneys’ fees), penalty, expense or damage of the Master Servicer, in the case of the Sub-Servicer, and the Sub-Servicer, in the case of the Master Servicer (including any of their Affiliates, directors, officers, employees or agents) resulting from (i) any breach by the indemnitor of a representation or warranty made by it herein, or (ii) any willful misconduct, bad faith, fraud or negligence by the indemnitor in the performance of its obligations or duties hereunder or by reason of negligent disregard of such obligations and duties; provided, that such indemnity shall not cover indirect or consequential damages. Each indemnified party hereunder shall give prompt written notice to the indemnitor of matters which may give rise to liability of

21

such indemnitor hereunder; provided, however, that failure to give such notice shall not relieve the indemnitor of any liability except to the extent of actual prejudice. This Section 3.06 shall survive the termination of this Agreement and the termination or resignation of the Master Servicer or the Sub-Servicer. Notwithstanding the foregoing, the Sub-Servicer shall not have any direct rights of indemnification that may be satisfied out of assets of the Trust Fund.

ARTICLE IV

DEFAULT

Section 4.01          Events of Default.

In case one or more of the following events (each a “Sub-Servicer Termination Event”) by the Sub-Servicer shall occur and be continuing, that is to say:

(i)           any failure by the Sub-Servicer to deposit into the Sub-Servicer Collection Account or any Escrow Account, or to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account, on a timely basis, any amount required to be so deposited or remitted under this Agreement, which failure continues unremedied for one (1) Business Day following the date on which such deposit or remittance is required to be made; or

(ii)           any failure on the part of the Sub-Servicer to (a) timely provide to the Master Servicer the certification called for on Exhibit E attached hereto as required by Section 3.01(c)(29) of this Agreement which failure continues unremedied for five (5) Business Day after the Sub-Servicer’s receipt of notice from the Master Servicer of such failure, or (b) timely provide to the Master Servicer the Collection Report which failure continues unremedied for one (1) Business Day after the Sub-Servicer’s receipt of notice from the Master Servicer of such failure; or

(iii) the Sub-Servicer shall fail three (3) times within any two (2) year period to timely provide to the Master Servicer any report required by this Agreement to be provided to the Master Servicer which failure continues unremedied for five (5) Business Days after the Sub-Servicer’s receipt of notice from the Master Servicer of such failure; or

(iv)            if the Sub-Servicer is a Servicing Function Participant or an Additional Servicer, any failure by the Sub-Servicer to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer under Article X of the Pooling and Servicing Agreement or under this Agreement (following the expiration of any applicable grace period); or

(v)           if the Sub-Servicer is a Servicing Function Participant or an Additional Servicer, any failure by the Sub-Servicer to perform in any material respect any of the covenants or obligations of the Sub-Servicer contained in this Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to the Pooling and Servicing Agreement to perform its obligations under Article X of the Pooling and Servicing Agreement (following the expiration of any applicable grace period); or

(vi)            any failure on the part of the Sub-Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Sub-Servicer

22

contained in this Agreement which continues unremedied for a period of twenty-five (25) days (ten (10) days in the case of payment of insurance premiums or in any event such shorter period of time (not less than two (2) Business Days) as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or a lapse in any required insurance coverage if the Sub-Servicer had prior notice of the related borrower’s failure to pay such taxes, assessments or insurance premium) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sub-Servicer by the Master Servicer; provided, however, if such failure is capable of being cured and the Sub-Servicer is diligently pursuing such cure, such 25-day period will be extended an additional sixty (60) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting; or

(vii)         any breach on the part of the Sub-Servicer of any representation or warranty contained in Section 2.05 of the Pooling and Servicing Agreement as incorporated herein pursuant to Section 3.01(c)(2) which materially and adversely affects the interests of the Master Servicer or any Class of Certificateholders and which continues unremedied for a period of thirty (30) days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Sub-Servicer by the Master Servicer; provided, however, if such breach is capable of being cured and the Sub-Servicer is diligently pursuing such cure, such thirty (30) day period will be extended an additional sixty (60) days; or

(viii)        a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Sub-Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

(ix)           the Sub-Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Sub-Servicer or of or relating to all or substantially all of its property; or

(x)           the Sub-Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

(xi)           the Sub-Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder except as permitted by this Agreement; or

(xii)          any of Moody’s, Fitch or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (A) or (B), publicly citing servicing concerns with the Sub-Servicer as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal

23

or “watch status” placement has not been withdrawn by such Rating Agency, within 60 days of such event);

If any Sub-Servicer Termination Event shall occur and be continuing, then, and in each and every such case, so long as such Sub-Servicer Termination Event shall not have been remedied, the Master Servicer or, with respect to any Sub-Servicer Termination Event under clause (iv) above, the Depositor, may terminate, by notice in writing to the Sub-Servicer, all of the rights and obligations of the Sub-Servicer as Sub-Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Sub-Servicer of such written notice, all authority and power of the Sub-Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section, and, without limitation, the Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Sub-Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Sub-Servicer agrees that if it is terminated pursuant to this Section, it shall promptly (and in any event no later than ten (10) Business Days subsequent to its receipt of the notice of termination) provide the Master Servicer with all documents and records (including, without limitation, those in electronic form) requested by it to enable it to assume the Sub-Servicer’s functions hereunder, and shall cooperate with the Master Servicer in effecting the termination of the Sub-Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Sub-Servicer’s obligations hereunder, including, without limitation, the transfer within one (1) Business Day to the Master Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the Sub-Servicer to the Sub-Servicer Collection Account, any Collection Account or any Escrow Account, or thereafter be received with respect to the Mortgage Loans (provided, however, that the Sub-Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, and it and its Affiliates, directors, members, managers, officers, employees and agents shall continue to be entitled to the benefits of Section 3.03 and Section 3.06 of this Agreement notwithstanding any such termination).

In addition to any other rights the Master Servicer may have hereunder, if the Sub-Servicer fails to remit to the Master Servicer any amounts when required to be remitted hereunder, the Sub-Servicer shall pay to the Master Servicer interest on the amount of such late remittance at the Prime Rate, applied on a per diem basis for each day such remittance is late (i.e., said per annum rate divided by 365 multiplied by the number of days late); but in no event shall such interest be greater than the maximum amount permitted by law.

Section 4.02          Waiver of Defaults.

The Master Servicer may waive any default by the Sub-Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Sub-Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall

24

extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 4.03          Other Remedies of Master Servicer.

During the continuance of any Sub-Servicer Termination Event, so long as such Sub-Servicer Termination Event shall not have been remedied, the Master Servicer, in addition to the rights specified in Section 4.01 of this Agreement, shall have the right, in its own name, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Sub-Servicer Termination Event.

ARTICLE V

TERMINATION

Section 5.01          Termination.

(a)           Except as otherwise specifically set forth herein, the rights, obligations and responsibilities of the Sub-Servicer shall terminate (without payment of any penalty or termination fee): (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and the remittance of all funds due hereunder; (ii) by mutual consent of the Sub-Servicer and the Master Servicer in writing; (iii) pursuant to Section 5.02 of this Agreement; (iv) at the option of any purchaser of any Mortgage Loan pursuant to the Pooling and Servicing Agreement, upon such purchase and only with respect to such purchased Mortgage Loan; (v) upon a Mortgage Loan becoming an REO Mortgage Loan, and only with respect to such Mortgage Loan; or (vi) upon termination of the Pooling and Servicing Agreement, each subject to the Sub-Servicer’s rights to accrued and due amounts to the Sub-Servicer prior to the date of termination.

(b)           The obligations and responsibilities of the Sub-Servicer shall also terminate in accordance with the terms and conditions of Section 3.01(c)(4) of this Agreement.

Section 5.02          Termination With Cause.

The Master Servicer may, at its sole option, terminate any rights the Sub-Servicer may have hereunder with respect to the Mortgage Loans as provided in Section 4.01 of this Agreement upon the occurrence of a Sub-Servicer Termination Event.

Any notice of termination shall be in writing and delivered to the Sub-Servicer as provided in Section 6.03 of this Agreement.

25

Additionally, the Depositor may terminate this Agreement (without compensation, termination fee or the consent of any other Person) at any time following any failure of the Sub-Servicer to deliver any Exchange Act reporting items that the Sub-Servicer is required to deliver under Regulation AB as otherwise contemplated by Article X of the Pooling and Servicing Agreement.

Section 5.03          Reserved

Section 5.04          Termination of Duties with Respect to Specially Serviced Loans.

At such time as any Mortgage Loan becomes a Specially Serviced Loan, the obligations and duties of the Sub-Servicer set forth herein with respect to such Specially Serviced Loan that are required to be performed by the Special Servicer under the Pooling and Servicing Agreement shall cease. The Sub-Servicer shall continue to perform all of its duties hereunder with respect to the Specially Serviced Loans that are not required to be performed by the Special Servicer pursuant to the Pooling and Servicing Agreement. If a Specially Serviced Loan becomes a Corrected Loan, the Sub-Servicer shall commence servicing such Corrected Loan pursuant to the terms of this Agreement.

ARTICLE VI

MISCELLANEOUS

Section 6.01          Successor to the Sub-Servicer.

Prior to termination of the Sub-Servicer’s responsibilities and duties under this Agreement pursuant to Sections 3.04, 4.01, 5.01 or 5.02 of this Agreement, the Master Servicer shall (i) succeed to and assume all of the Sub-Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor which satisfies the criteria for a successor Sub-Servicer in Section 3.02 of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Sub-Servicer under this Agreement accruing following the termination of the Sub-Servicer’s responsibilities, duties and liabilities under this Agreement.

Section 6.02          Financial Statements.

The Sub-Servicer shall, upon the written request of the Master Servicer, make available its publicly available financial statements and other records relevant to the performance of the Sub-Servicer’s obligations hereunder.

Section 6.03          Closing.

The commencement of the Sub-Servicer’s obligation to perform the servicing responsibilities under this Agreement with respect to the Mortgage Loans shall take place on the Closing Date. The closing shall be by electronic mail.

The closing shall be subject to the execution and delivery of the Pooling and Servicing Agreement by the parties thereto.

26

Section 6.04          Closing Documents.

The Closing Documents shall consist of all of the following documents:

(a)           to be provided by the Sub-Servicer:

(i)            this Agreement executed by the Sub-Servicer;

(ii)          Certificate of Secretary of the Sub-Servicer, dated the Closing Date addressing certain organizational and authorization matters and reasonably satisfactory to the Master Servicer; and

(iii)          the account certifications in the form of Exhibit F hereto required by Sections 3.01(c)(7) and (8) of this Agreement, fully completed; and

(b)           to be provided by the Master Servicer:

(i)            this Agreement executed by the Master Servicer;

(ii)           the Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement as Exhibit A hereto; and

(iii)          the Pooling and Servicing Agreement substantially in the form of
Exhibit C hereto.

Section 6.05          Notices.

Except as otherwise provided herein, all demands, notices, consents and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the following addresses:

(i)           if to the Master Servicer:

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

MAC D1086

550 South Tryon Street, 14th Floor

Charlotte, North Carolina 28202

Reference: CGCMT 2015-P1 Asset Manager

with a copy to:

Wells Fargo Bank, National Association

Legal Department

301 S. College St., TW-30

D1053-300

Charlotte, North Carolina 28202-6000

Reference: Commercial Mortgage Servicing Legal Support

27

(ii)           if to the Sub-Servicer:

Principal Global Investors, LLC
801 Grand Avenue
Des Moines, IA 50392-1450
Attention: Steve Johnson, Managing Director

Telephone No.: (515) 246-7095
Facsimile No.: (866) 850-4022
Reference: CGCMT 2015-P1

or such other address as may hereafter be furnished to the other party by like notice.

Section 6.06          Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

Section 6.07          Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

Section 6.08          Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to or in connection with this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.

The parties hereto hereby waive, to the fullest extent permitted by law, the right to trial by jury in any action, proceeding or counterclaim, whether in contract, tort or otherwise, relating directly or indirectly to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably (i) submits to the jurisdiction of the courts of the State of New York

28

and the federal courts of the United States of America for the Southern District of New York for the purpose of any such action or proceeding relating to this Agreement; (ii) waives, to the fullest extent permitted by law, the defense of an inconvenient forum in any such action or proceeding in any such court; (iii) agrees that a final judgment in any such action or proceeding in any such court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law; and (iv) consents to service of process upon it by mailing a copy thereof by certified mail addressed to it as provided for notices hereunder and agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law.

Section 6.09          Protection of Confidential Information.

The Sub-Servicer shall keep confidential and shall not divulge to any party other than the Master Servicer, the Depositor, the Special Servicer or the Trustee, without the Master Servicer’s prior written consent (which consent shall not be unreasonably withheld or delayed), any information pertaining to the Mortgage Loans, the Mortgaged Properties or any Mortgagor thereunder, except to the extent that (a) it is appropriate for the Sub-Servicer to do so in (i) working with third party vendors, property inspectors, legal counsel, auditors, taxing authorities or other governmental agencies or in accordance with this Agreement, (ii) in accordance with the Servicing Standard, or (iii) when required by any law, regulation, ordinance, court order or subpoena, or (b) the Sub-Servicer is disseminating general statistical information relating to the mortgage loans being serviced by the Sub-Servicer (including the Mortgage Loans) so long as Sub-Servicer does not identify the owner of any Mortgage Loan, any Mortgaged Property, or any Mortgagor or violate confidentiality obligations owed to any Mortgagor under the Loan Documents or otherwise.

Section 6.10          Intention of the Parties.

It is the intention of the parties that the Master Servicer is conveying, and the Sub-Servicer is receiving, only a contract for servicing the Mortgage Loans. Accordingly, the parties hereby acknowledge that the Trustee remains the sole and absolute beneficial owner of the Mortgage Loans and all rights related thereto.

Section 6.11          Third Party Beneficiary.

The Trustee, for the benefit of the Certificateholders shall be a third party beneficiary under this Agreement; provided that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer hereunder or except as provided in the Pooling and Servicing Agreement) none of the Trust Fund, the Trustee, the Operating Advisor, the Certificate Administrator or any Certificateholder shall have any duties under this Agreement or any liabilities arising herefrom. The Depositor shall be a third party beneficiary under this Agreement solely with respect to Section 10.17 of the Pooling and Servicing Agreement.

Section 6.12          Successors and Assigns; Assignment of Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Sub-Servicer and the Master Servicer and the respective successors and assigns of the Sub-Servicer and the Master Servicer. This Agreement shall not be assigned, pledged or hypothecated by the

29

Sub-Servicer to a third party except as otherwise specifically provided for herein. If the Master Servicer shall for any reason no longer act in such capacity under the Pooling and Servicing Agreement (including, without limitation, by reason of a Servicer Termination Event), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under this Agreement, or, alternatively, may act in accordance with Section 7.02 of the Pooling and Servicing Agreement under the circumstances described therein (subject to Section 3.01(c) and (d) of the Pooling and Servicing Agreement).

Section 6.13          Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 6.14          Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 6.15          General Interpretive Principles.

The article and section headings are for convenience of a reference only, and shall not limit or otherwise affect the meaning hereof.

Section 6.16          Complete Agreement.

This Agreement embodies the complete agreement between the parties regarding the subject matter hereof and may not be varied or terminated except by a written agreement conforming to the provisions of Section 6.18 of this Agreement. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

Section 6.17          Further Agreement.

The Sub-Servicer and the Master Servicer each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Section 6.18          Amendments.

This Agreement may only be amended with the consent of the Sub-Servicer and the Master Servicer and, to the extent required by Section 3.01(c)(vii) of the Pooling and Servicing Agreement, the prior written consent of the Depositor, which consent shall not be unreasonably withheld, conditioned or delayed. No amendment to the Pooling and Servicing Agreement that purports to change the rights or obligations of the Sub-Servicer hereunder shall be effective against the Sub-Servicer without the express written consent of the Sub-Servicer.

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[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

31

IN WITNESS WHEREOF, the Sub-Servicer and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name: Cynthia L. Schwartz Title: Director

CGCMT 2015-P1
Principal Sub-Servicing Agreement

PRINCIPAL GLOBAL INVESTORS, LLC

By:
Name: Title:

By:
Name: Title:

CGCMT 2015-P1
Principal Sub-Servicing Agreement

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Property Name	Cut-Off Date Balance	Sub-Servicing Fee %
Piazza Carmel	$64,000,000	0.01000%
Le Meridien Dallas by the Galleria	$31,000,000	0.01000%
Lewis Self Storage & Industrial	$30,024,334	0.01000%
Birch Street Promenade	$24,125,000	0.01000%
Courtyard by Marriott Fort Lauderdale	$22,941,246	0.01000%
Beltway Plaza II	$18,500,000	0.01000%
Bethany Village Office	$13,247,875	0.01000%
Waterway Shoppes I	$10,400,000	0.01000%
Promontory Point	$10,218,320	0.01000%
One Industrial Way	$10,000,000	0.01000%
Best Plaza	$9,971,974	0.01000%
Courtyard E Associates	$9,000,000	0.01000%

A-1

Davis Ford Crossing	$33,750,000	0.02000%
Ryders Crossing Shopping Center	$20,300,000	0.03000%
University Town Centre	$55,000,000	0.04000%
Monarch Crossing Apartments	$19,310,000	0.04000%
240 N Ashland	$12,500,000	0.04000%
Mediterranean Inn	$10,762,335	0.04000%
Austin Bluffs Shopping Center	$6,284,417	0.04000%

A-2

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

POOLING AND SERVICING AGREEMENT

Previously delivered.

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

QUARTERLY SERVICING CERTIFICATION

Sub-Servicer:

RE:          Series CGCMT 2015-P1

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and the above referenced Servicer, we certify with respect to the Mortgage Loans serviced by us for Wells Fargo Bank, National Association that as of the quarter ending ______________________ except as otherwise noted below:

•	All taxes, assessments and other governmental charges levied against the mortgaged premises, ground rents payable with respect to the mortgaged premises, if any, which would be delinquent if not paid, have been paid.
•	Based on [Sub-Servicer’s] monitoring of the insurance policies in accordance with the Servicing Standard, all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the loan documents.
•	On all required insurance policies, the loss payee is in the name of the Trust.
•	All necessary action has been taken to continue all UCC Financing Statements in favor of the originator of each mortgage loan or in favor of any assignee prior to the expiration of such UCC Financing Statements.
•	All reserves are maintained and disbursed in accordance with the loan documents and no obligation for which a reserve is held has not been completed within the time required by the applicable document.
•	To the best of our knowledge, all letters of credit are transferred to the Trust as beneficiary and are properly renewed.
•	Lockboxes are being serviced in accordance with loan documents.
•	The Sub-Servicer has notified the Master Servicer of any facts or circumstances actually known to the Sub-Servicer that the Sub-Servicer reasonably believes constitute a breach of any representations and warranties contained in the PCC Loan Purchase Agreement or a document defect, in either case, that could give rise to a cure or repurchase obligation thereunder.

EXCEPTIONS:

E-1

Servicing Officer	Date

D-2

EXHIBIT F

FORM OF ACCOUNT CERTIFICATION

Securitization:

Sub Servicer:

New Account	Change of Account Information

Indicate purpose of account (check all that apply):

Principal & Interest	Deposit Clearing
Taxes & Insurance	Disbursement Clearing
Reserves (non-interest bearing)	Suspense
Reserves (interest bearing)

Account Number:

Account Name:

Depository Institution (and Branch):

Name:

Street:

City, State, Zip:

Rating Agency:	Rating:

Please note that the name of the account must follow the guideline specifications detailed in the applicable agreement.

Prepared by:

Signature:

Title:

Date:

Telephone:	Fax:

F-1

EXHIBIT G

Collection Report

Series CGCMT 2015-P1

Month of ____________

G-1

EXHIBIT H

FORM OF CERTIFICATE OF INSURANCE

Sub-Servicer:

RE: Series CGCMT 2015-P1

Pursuant to the Sub-Servicing Agreement(s) between Wells Fargo Bank, National Association and the above-named Sub-Servicer, based on [Sub-Servicer’s] monitoring of the insurance policies in accordance with the Servicing Standard, we certify with respect to the Mortgage Loans serviced by us for Wells Fargo Bank, National Association that all required insurance policies are in full force and effect on the mortgaged premises in the form and amount and with the coverage required by the Servicing Agreement(s). Any exceptions are attached hereto.

Servicing Officer	Date

H-1

EXHIBIT I

NEW LEASE INFORMATION

Loan #	Property Type:	Tenant:
Property Name/Address:
Term (Years, Months):	Sq Ft Gross Rentable:	Net Rentable
Begin Lease Date:		Retail
End Lease Date:		Office
Occupancy Date (if diff):		Other

Minimum Rent	(S/SF/YR)

(Mo/Yr) Escalation:	CPI	Other
Change to	on
Change to	on
Change to	on
Change to	on

Percentage Rent

% Rent Due:
% Amount	For		Monthly
	For		Quarterly
	Up to		Annually
Up to

Breakpoint	(S/Yr)	Sales Report Due:

(Mo/Yr)
Change to	on		Monthly
Change to	on		Quarterly
Change to	on		Annually

Recoveries

Taxes	Per
Insurance	Per
Cam	Per
HVAC	Per
Adver/Promo	Per
Per
Per
Management	Per

I-1

Renewal Options

Term	SF
Minimum rent	Gross Rentable
% Rent	Net Rentable

Landlord Costs

Alterations:
Commissions:
Moving Allowances:
Buyout Clauses:
Other:

Building Insurance Requirements

Tenant maintains fire & ED on building(s); will need coverage to renew
Does not furnish building coverage
General liability naming landlord mortgagee as additional insured; will need coverage for review
General liability without mentioning landlord’s mortgagee; do not need coverage

Waiver of Subrogation

N/A
Mutual; will need endorsement
Landlord only; will need endorsement
Tenant only; do not need endorsement

Comments:

Attachments:

Original Lease
Original Subordination Agreement

I-2

EXHIBIT J

MONTHLY SERVICING ACCOUNTS CERTIFICATION

Servicer:

RE:	Series CGCMT 2015-P1

Pursuant to the Servicing Agreement(s) between Wells Fargo Bank, National Association and the above named Servicer, I certify with respect to each transaction serviced by us, as noted above, for Wells Fargo Bank, National Association that as of the last day of the calendar month immediately preceding the month in which this certificate is dated, all Collection Accounts and Servicing Accounts have been properly reconciled and the reconciliations have been reviewed and approved by Servicer’s management, except as otherwise noted below:

EXCEPTIONS:

Servicing Officer	Date

J-1

EXHIBIT K

FORM NOTE REGISTER

HOLDER	DATE ACQUIRED	ADDRESS/WIRE INSTRUCTIONS	PRINCIPAL AMOUNT	STATED INTEREST

K-1

EXHIBIT L

TASK LIST

SERVICER/SUB-SERVICER TASK LIST (SECURITIZATION)

Note:	Some listed tasks designate more than one party to perform that function by placing an “X” in more than one column. In these instances the parties shall follow any specific guidance about the allocation of responsibilities in completing the task found in the terms of this Agreement. In the absence of specific allocation of obligations in this Agreement the parties shall work in good faith to allocate responsibilities in a fair and equitable manner

	MASTER SERVICER	SUB-SERVICER	CUSTODIAN

1. Asset Files
Credit file management	X	X
Original collateral file (security)			X
Authorized parties list for request for release of collateral from Custodian	X
Provide access to servicing files and copies of servicing files or of specific docs upon request to the Servicer		X
Request delivery of files from Custodian upon request and certification of Sub-Servicer	X

2. Property Taxes
Preparation and delivery of quarterly servicing certification regarding taxes		X
Monitoring of tax status — Loans with/without escrows		X
Recommendation of payment of taxes — Loans with/without escrows		X
Notification of advance requirement 3 business days prior to advance being required		X
Payment of taxes — with sufficient escrows		X
Payment of taxes — with escrow shortfall	X

3. Property Insurance
Preparation and delivery of quarterly servicing certification regarding insurance		X
Monitoring of insurance status — Loans with/without escrows		X
Ensure insurance carrier meets applicable qualifications		X
Ensure insurance in favor of the Servicer		X
Recommendation of payment or force placement of insurance with/without escrow		X
Notification of advance requirement or force placement of insurance 3 business days prior to advance being required		X
Payment of insurance — with sufficient escrows		X

L-1

	MASTER SERVICER	SUB- SERVICER	CUSTODIAN

Payment of insurance or force placement — with escrow shortfall	X
If not a Special Servicer Decision or Major Decision
Preparation and presentment of claims		X
Collection of insurance proceeds		X
If a Special Servicer Decision or Major Decision
Preparation and presentment of claims	X
Collection of insurance proceeds	X

4. UCC Continuation Filings
Preparation and delivery of quarterly servicing certification regarding UCC’s		X
Maintain tickler system of refiling the dates on all Loans		X
File UCC Continuation Statements		X
Pay recording fees		X
Monitor tickler system		X

5. Collection/Deposit/Distribution of P&I payments and Principal Prepayments
Collection and deposit of loan P&I payments		X
Remittance of available P&I payments to Servicer and B Note holders, as applicable, net of Sub-Servicing Fee then due and payable to Sub-Servicer from such funds		X
Provide Collection Reports to Servicer		X
Approval of Prepayment Premiums	X

6. Collection/Deposit/Disbursement of Reserves
Collection and deposit of reserves		X
Approval of Disbursement of Reserves – If not a Special Servicer Decision or Major Decision		X
Approval of Disbursement of Reserves – If a Special Servicer Decision or Major Decision	X*
Disbursement of reserves		X

7. Customer Billing Collection and Customer Service
Contact delinquent borrowers by phone 3 days after delinquent date		X
Send 30 day delinquent notices		X
Send notice of balloon payment to each Mortgagor one year, 180, and 90 days prior to the related maturity date		X

*    Or Special Servicer if required by Pooling and Servicing Agreement

L-2

	MASTER SERVICER	SUB- SERVICER	CUSTODIAN

Provide copy of Balloon Mortgage Loan notice to Servicer		X

8. Escrows
Setup and monitor Escrow Accounts including escrow analysis		X
Pay borrower investment income required, if applicable		X
Prepare annual escrow analysis		X

9. Loan payment history/calculation
Maintain loan payment history		X
Create payoff/reinstatement statements and telecopy or email to Servicer		X
Approve payoff calculations and telecopy or email approval to Sub-Servicer promptly (but no later than five (5) Business Days after receipt of request or such later date as necessary to obtain any consents or approvals required by any related intercreditor or other related agreement)	X

10. Monitoring of Financial and Legal Covenants
Collect quarterly and annual operating statements, budgets, rent rolls and borrower financial statements, as applicable		X
Deliver one (1) copy of quarterly and annual operating statements, budgets, rent rolls and borrower financial statement, as applicable, within thirty 30 days of Sub-Servicer’s receipt		X

11.Borrower Inquiries/Performing Loans
Respond to routine billing questions		X
Assumptions & Due on sale:
Borrower contact and data gathering		X
Underwriting and analysis		X
Obtain Special Servicer approval of assumption		X
Approve assumption (if Special Servicer consents)		X
Close assumption (directly with Borrower)		X
Additional Liens, Monetary Encumbrances or Mezzanine Financing:
Borrower contact and data gathering		X

Underwriting and analysis	X
Obtain Special Servicer approval of additional lien monetary encumbrance or mezzanine financing	X
Approve additional lien monetary encumbrance or mezzanine financing (if Special Servicer consents)	X
Close additional lien, monetary encumbrance or mezzanine financing (directly with Borrower)	X
Modifications, Waivers, Consents and Extensions (not otherwise provided in this Agreement):
Borrower contact and data gathering	X

L-3

	MASTER SERVICER	SUB- SERVICER	CUSTODIAN

Underwriting, analysis and recommendation		X
Approval of modification, waivers, consents and extensions (If not a Special Servicer Decision or Major Decision)		X
Obtain any necessary Special Servicer approval of modification, waiver, consent and extensions (If a Special Servicer Decision or Major Decision) and copy the Master Servicer on correspondence to the Special Servicer		X
Approve modification, waiver, consent and extensions (If a Special Servicer Decision or Major Decision)	X†
Closing Documents and Closing		X
Response to request for Discounted Payoffs, Workouts, Restructures, Forbearances and Casualties	X
Condemnation (only with respect to Specially Serviced Mortgage Loans the Servicer will perform such functions)	X	X

12. Reports due at or following Closing
Account Certifications (Exhibit F) - at Closing		X
Certificate of Insurance (Exhibit H) – 30 days after execution		X
Initial CREFC Loan Setup File	X
Initial CREFC Property File	X
Initial CREFC Comparative Financial Status Report	X

13. Monthly Reporting
• CREFC Reports (CREFC Property File, CREFC Servicer Watch List, CREFC Comparative Financial Status Report, CREFC Loan Level Reserve/LOC Report and CREFC Total Loan Report)		X
• Day One Report		X
• Collection Report		X

14. Quarterly Reporting
• Quarterly Servicing Account (Exhibit J)		X
• Quarterly Servicing Certification (Exhibit E)		X
• CREFC NOI Adjustment Worksheet		X
• CREFC Operating Statement Analysis Report		X

†    Or Special Servicer if required by Pooling and Servicing Agreement

L-4

	MASTER SERVICER	SUB- SERVICER	CUSTODIAN

15. Release of Collateral
Borrower contact and data gathering		X
Underwriting, analysis and recommendation		X
Approval of Release (If not a Special Servicer Decision or Major Decision)		X
Obtain any necessary Special Servicer approval of Release (If a Special Servicer Decision or Major Decision) and copy the Master Servicer on correspondence to the Special Servicer		X
Approve Release (If a Special Servicer Decision or Major Decision)	X‡
Request delivery of files from Custodian	X
Preparation and recordation of release deeds all Loans (full and partial)		X

16. Property Annual Inspections
Conduct site inspection		X
Deliver copy of site inspection to Master Servicer within 30 days of inspection but not later than December 15 of each year		X

17. Preparation of IRS Reporting (l098s and 1099s or other tax reporting requirements) by January 31 of each year. Provide copy to Servicer upon request		X

18. Provide annual statement of compliance at the times and in the manner set forth in Section 3.01(c)(37) of this Agreement		X

19. Provide a report regarding Sub-Servicers assessment of compliance with servicing criteria and a report by a registered public accounting firm that attests to and reports on such assessment report at the times in the manner and as specified in Section 3.01(c)(37) of this Agreement		X

20. Compensation
Sub-Servicer Fee and other fees payable to the Sub-Servicer by the B Note holders or the holders of the Serviced Companion Mortgage Loans		X
Investment earnings on Sub-Servicer Collection Account		X
Investment earnings on tax & insurance reserves not payable to borrower		X
Investment earnings on reserve accounts not payable to borrower		X
Default Charges to the extent collected from borrower	X
Fees for late submission of financials to the extent collected from the borrower		X

‡    Or Special Servicer if required by Pooling and Servicing Agreement

L-5

	MASTER SERVICER	SUB- SERVICER	CUSTODIAN

21. Defeasance
Coordinate, analyze and process defeasance request		X
Provide to Servicer certificate re satisfaction of defeasance requirements		X
Service Defeasance Loans		X
Retain all processing fees associated with a defeasance		X

L-6